Ex 10.8
                             JOINT VENTURE CONTRACT

                                     Between

  Guandong Shunao Industry and Commerce Co. and Foreign Party: Yiwan Group.Inc

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                                TABLE OF CONTENTS
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CHAPTER 1  GENERAL PROVISION

CHAPTER 2  PARTIES TO THE JOINT VENTURE

CHAPTER 3  ESTABLISHMENT OF THE JOINT VENTURE

CHAPTER 4  PURPOSES, SCOPE AND SCALE OF PRODUCTION AND BUSINESS

CHAPTER 5  TOTAL AMOUNT OF INVESTMENT AND REGISTERED CAPITAL

CHAPTER 6  RESPONSIBILITIES OF THE PARTIES

CHAPTER 7  SALES OF PRODUCTS

CHAPTER 8  BOARD OF DIRECTORS

CHAPTER 9  PURCHASE OF EQUIPMENT, RAW MATERIALS, LAND LEASING

CHAPTER 10 LABOR MANAGEMENT

CHAPTER 11 TAXES, FINANCE AND AUDIT

CHAPTER 12 FOREIGN EXCHANGE CONTROL

CHAPTER 13 DURATION OF THE JOINT VENTURE

CHAPTER 14 DISPOSAL OF ASSETS UPON EXPIRATION OF THE DURATION

CHAPTER 15 INSURANCE

CHAPTER 16 AMENDMENT, ALTERATION AND TERMINATION OF THE CONTRACT

CHAPTER 17 LIABILITIES FOR BREACH OF THE CONTRACT

CHAPTER 18 FORCE MAJEURE

CHAPTER 19 APPLICABLE LAW

CHAPTER 20 DISPUTE RESOLUTION

CHAPTER 21 LANGUAGE

CHAPTER 22 EFFECTIVENESS OF CONTRACT AND MISCELLANEOUS

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                          CHAPTER 1: GENERAL PROVISIONS
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ART. 1.1 In accordance with the "Law of the P.R. China on Joint Venture Using
Chinese and Foreign Investment" and other relevant published laws and regulations of China, the following Parties

          Party A: Chinese Party: Guandong Shunao Industry and Commerce Co.
          Party B: Foreign Party: YIWAN Group.Inc

          have agreed to invest in the Joint Venture Enterprise:

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                     CHAPTER 2: PARTIES TO THE JOINT VENTURE
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ART. 2.1 Parties to the Joint Venture under this Contract are as follows:

           Party A: Chinese Party: Guandong Shunao Industry and Commerce Co.

           legal representative: You Yingliu
           nationality: Chinese
           title: President: Vice-president

           Party B: Foreign Party: YiWan Group.Inc

           legal representative: Cheng Wanming
           nationality:
           title: President

Parties A and B may as the Contract requires be herein after referred to individually as a "Party" and collectively as the "Parties."

Each of the Parties hereby presents and warrants to the other Party that it has full legal authority and the power to enter into this Contract and perform its obligations hereunder and that its representation named above is duly authorized to sign this Contract and other relevant documents on behalf of such Party.

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                  CHAPTER 3: ESTABLISHMENT OF THE JOINT VENTURE
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ART. 3.1 In accordance "Law of the P.R. China on Joint Venture Using Chinese and
Foreign Investment" and other relevant published laws and regulations, the
Parties agree to establish a Joint Venture Limited Liability Company
(hereinafter referred to as "Joint Venture") within the Chinese territory.

ART. 3.2 The name of the Joint Venture in English shall be: Yi Wan Jiaozuo Yi
Wan Hotel Co., Ltd. The legal address of the Joint Venture shall be in: 189
Minzhu Road, Jiaozou, Henan, People's Republic of China

If needed, through the discussion and the decision of the Board of Directors, the Joint Venture will establish offices in other places of China, Hong Kong or other countries and regions.

ART. 3.3 All activities of the Joint Venture in China shall be governed by the laws, decrees and relevant rules and regulations of the People's Republic of
China and the Articles of Association for the Joint Venture, as approved by the appropriate examination and approval authority. Any conflict between the provisions of this Contract and the Articles of Association for the Joint Favor
shall be resolved according to the terms and conditions of the Articles of
Association.

ART. 3.4 The form of organization of the Joint Venture shall be a limited liability company and shall be governed in all respects by the terms and provisions of the Articles of Association for the Joint Venture. The liability of each Party is limited to making contribution to the registered capital in accordance with CHAPTER 5 of this Contract, including each Party's stake in all other capital increases decided in compliance with the Chinese regulations, and no Party shall have any liability of any sort for the debts and obligations of the Joint Venture. The profits of the Joint Venture shall be shared by the
Parties in proportion to their respective subscribed contributions to the registered capital of the Joint Venture. During the term of the Joint Venture, profits shall be shared 10% by Party A and 90% by Party B. The liability of each
Party to the Joint Venture is limited up to the Parties respective contribution of the registered capital of the Joint Venture.

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         CHAPTER 4: PURPOSES, SCOPE AND SCALE OF PRODUCTION AND BUSINESS
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ART.4.1 The purposes of the Joint Venture shall be, in conformity with the wish of strengthening economic cooperation and technical exchanges, to improve the product quality and the production capacity, develop new products and gain competitive position in both the domestic and international markets in quality, variety and price by adopting advanced technology, and scientific, management methods, so as to constantly raise economic results and, ensure satisfactory economic benefits for each Party.

ART.4.2 The scope of production and business of the Joint Venture shall be to provide up-scale lodging, food and beverage, entertainment and meeting and conference facility services. The products made by the Joint Venture shall be sold on the domestic market. The Joint Venture will, on a best efforts basis, investigate the possibilities of selling some of the production on the export market.

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               CHAPTER 5: TOTAL INVESTMENT AND REGISTERED CAPITAL
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ART. 5.1 The total amount of the investment and the registered capital of the
Joint Venture is ninety-nine million renminbi (25,000,000 RMB). Party A shall contribute two million, five hundred thousand renminbi (2,500,000 RMB) and hold
10% shares. Party B shall contribute twenty two million, five hundred thousand renminbi (22,500,000 RMB - estimated 2,710,000 U.S. DOLLARS) and hold 90%
shares. Without the written consent of the other Party, no Party shall pledge the interest of the other Party. Without the permission of the one Party, any
Party cannot be required to guarantee the loans of the Joint Venture or to implement other responsibilities.

ART. 5.2 Should a Party intend to assign all or part of its interest in the
Joint Venture to a third Party, written consent must be obtained from the other
Party and an affirmative decision by the Board of Directors and approval from the appropriate examination and approval authority shall be required, all as set forth in and governed by the Articles of Association for the Joint Venture.

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                   CHAPTER 6: RESPONSIBILITIES OF THE PARTIES
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ART. 6.1 Responsibilities of the Chinese Party:

a.   In charge of applying for and obtaining the approval, registration and
     Business License and dealing with other formalities with relevant Chinese
     Governmental Departments for the  establishment and operation of the Joint
     Venture and for obtaining the best advantages granted to sino-foreign joint ventures.
b.   Making capital contributions at the specified time in accordance with ART.
     5.1 hereof.
c.   At the request of the Joint Venture Company, assisting to purchase equipment, materials, office facility, transportation facility and communication facility.
d.   At the request of the Joint Venture Company, assisting to purchase equipment, materials, office facility, transportation facility and communication facility.
e.   Assisting foreign staff in applying for entry visas, work permits, and processing their travel documents.
f.   Assisting to recruit for the Joint Venture the local staff in all level of management and workers.
g.   Assisting the Joint  Venture Company in obtaining a loan from a local bank for the working capital.
h.   Assisting the Joint Venture in selling and distributing the products in the local market. Assisting the joint venture in purchasing the necessary quantities of raw materials annually, at prices not higher than other factories in the region.
i.   Party A guarantees that it will not enter into competition with the Joint
     Venture Company.

ART. 6.2 Responsibilities of the Foreign Party.
a.   Making capital contributions in accordance with ART. 5.1, ART.
b.   Assisting the Joint Venture in purchasing equipment, raw materials and other items outside China.
c.   Making its best effort in assisting the Joint Venture in exporting its products and assisting the Joint Venture with information about the international market for similar and related products
d.   Causing the Joint Venture to obtain equipment and detailed engineering design of the Joint Venture factory within the scope of total investment and registered capital set forth in CHAPTER 5 hereof.
e.   Assisting the Joint Venture in purchasing equipment, raw materials, articles for office use, means of transportation, all of the best terms and prices attainable.

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                          CHAPTER 7: SALES OF PRODUCTS
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ART. 7.1 The products of the Joint Venture shall be sold on the Chinese markets and the best efforts will be made in order to sell part of the production on the overseas markets.

ART. 7.2 The products of the Joint Venture shall be sold throughout the People's
Republic of China without geographic restriction and may be sold by the Joint
Venture directly or by appropriate distributors. The sales methods and prices shall be determined by the General Manager's decision following recommendation of the board of directors with respect to domestic market conditions, competitiveness of the products and the economic situation of the Joint Venture.
The Joint Venture shall be free to determine and raise the selling prices of, and sell at its own discretion, in accordance with the preceding provisions.

ART. 7.3 The sales of its products, both on Chinese and on overseas markets, shall be managed by the Joint Venture. The Joint Venture Company, with the assistance of the Foreign Party, will endeavor to seek export markets for the
Joint Venture products.

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                         CHAPTER 8: BOARD OF DIRECTORS
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ART. 8.1 The board of directors shall be established within one month after the date of issuance of the Business License. All matters pertaining to the powers, responsibilities and procedures with respect to the creation, continuation, operation of and management of the Joint Venture by Board of Directors shall be governed by the terms and provisions of the Articles of Association for the
Joint Venture.

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        CHAPTER 9: PURCHASE OF EQUIPMENT, RAW MATERIALS AND LAND LEASING
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ART. 9.1 The Joint Venture will purchase required equipment transportation facilities, fuels and articles for office use in China and abroad, but shall give first priority to purchase in China when conditions (quality, price, time of deliver, compatibility and so forth) are the same.

ART. 9.2 The Joint Venture will purchase abroad equipment which has been approved by all Parties. The equipment should be in line with advanced technology and the price should be lower than or same as the one of similar equipment.

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                          CHAPTER 10: LABOR MANAGEMENT
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ART. 10.1 Policies relating to matters as the total number of workers, recruitment, dismissal, wages, welfare, benefits, labor insurance, bonuses and labor discipline shall be determined by the general manager in accordance with
Labor Law of the P.R. China, the "People's Republic of China Administration on
Labor Management of Foreign Investment Enterprises Provisions" and other promulgated relevant P.R. China laws and regulations, the policies stipulated by the board of directors, and the actual financial conditions of the Joint
Venture.

ART. 10.2 The Joint Venture shall have the right to recruit and hire employees directly from any available sources in the P.R. China. In all cases, the Joint
Venture shall employ only those employees who are sufficiently qualified for employment, as determined through tests and/or examinations.

ART. 10.3 The Joint Venture, acting through the general manager, will sign individual labor contracts with each of its employees. Each labor contract shall include type of work, technical ability and wages of such employee, according to the framework duly approved by the board of directors, and shall be filed for reference at the local labor management department.

ART. 10.4 The employees of the Joint Venture shall have the right to establish a labor union in accordance with relevant P.R. China laws and regulations. The labor union shall have the right to represent the interest of employees in signing labor agreement and in supervising the execution of labor contracts. It shall have the right to protect the legal rights and material benefits of the employees, and shall assist in the mediation of labor disputes when requested by the relevant employee or the Joint Venture.

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           CHAPTER 11: TAXES, FINANCE, AUDIT AND PROFIT DISTRIBUTION
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ART. 11.1 The Joint Venture shall pay various taxes in accordance with relevant
Chinese laws and regulations.

ART. 11.2 Staff members and workers of the Joint Venture shall be responsible for paying their own individual income tax or personal income adjustment tax in accordance with relevant Chinese laws and regulations. After paying their taxes, the ex patriate members of the Joint Venture can remit their money abroad.

ART. 11.3 In accordance with the "Laws of the People's Republic of China on the
Joint Ventures using Chines and Foreign Investment," allocations for a reserve fund, an enterprise expansion fund and a bonuses and welfare fund for the staff and workers shall be decided by the board of directors each year according to the actual business situation and profitability of the Joint Venture of the after tax profit. The Joint Venture will benefit of all the best fiscal privileges available in Henan Province and namely the statute of an advanced technology enterprise.

ART. 11.4 Finance and accounting of the Joint Venture shall be handled in accordance with the "Regulations of the People's Republic of China on the
Financial Administration for Foreign Investment Enterprises" and the "Accounting
System for the Foreign Investment Enterprises." The fiscal year of the Joint
Venture shall be from January 1 to December 31 of each year. All vouchers, receipts, statistical statements, reports and account books shall be written in
Chinese, provided that any such documents upon request of Party B shall be translated into English. Monthly, quarterly and annual financial reports shall be prepared in Chinese and English and submitted to the board of directors.

ART. 11.5 The Joint Venture shall engage an accountant registered in China agreed upon by both Parties to conduct its annual financial audit and examination and to provide a report for submission to the board of directors and the general manager, in the event that Party B considers it necessary, shall engage a foreign auditor to conduct a separate annual financial audit.

ART. 11.6 All disbursements shall be signed by the general manager or his authorized personnel.

ART. 11.7 Within the first three (3) months of each fiscal year, the general manager shall organize the preparation of a balance sheet and a profit and loss statement in respect of the preceding year as well as a proposal regarding the allocation and distribution of profits, and submit them to the board of directors for approval after being examined and signed by the auditor. Dividends to be paid to Foreign Party shall be transferred in foreign currencies.

ART. 11.8 Upon the decision of the board of directors, the Joint Venture will distribute dividends to the shareholders proportionately to their shareholders, in accordance with the Articles of Association for the Joint Venture.

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                      CHAPTER 12: FOREIGN EXCHANGE CONTROL
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ART. 12.1 All foreign exchange matters of the Joint Venture shall be handled in accordance with the provision of the "Provisional Regulations of the People's
Republic of China on Foreign Exchange Conto" and other relevant regulations. The
Joint Venture shall remit the profit due to the Foreign Party to bank accounts designated by the Foreign Party respectively in accordance with the "Regulations of the People's Republic of China on the Foreign Exchange Control."

ART. 12.2 The Joint Venture is entitled to open foreign exchange deposit accounts and Renminbi deposit accounts with the Bank of China or other designated banks. All foreign exchange receipts of the Joint Venture (including capital contributions made by Party B, loans from foreign banks, export revenues, and so forth) shall be deposited in the Joint Venture's foreign exchange deposit account. All normal foreign exchange disbursements, as listed herebelow but not limited to, by order of priority: - principal and interest repayments for foreign bank loans. - import of raw materials. - salaries of foreign staff, overseas traveling expenses. - technical assistance contract -
transportation expenses. - dividends to the Foreign Party.

ART. 12.3 Based on its business needs, the Joint Venture may borrow foreign exchange funds from banks abroad or in Hong Kong, provided that the Joint
Venture shall file such matters with the local Administration of Foreign
Exchange Control for the record within fifteen (15) days of borrowing as required by law.

ART. 12.4 Renminbi shall generally be used in the settlement of accounts for transactions between the Joint Venture and the Chinese entities, enterprises or individuals unless otherwise approved by the local Administration of Foreign
Exchange Control or where relevant government regulations permit the Joint
Venture to use foreign exchange in the settlement of accounts.

ART. 12.5 The Joint Venture will be entitled to utilize all legal means in order to obtain the foreign currencies needed such as swap centers or all other legal exchange structure.

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                    CHAPTER 13: DURATION OF THE JOINT VENTURE
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ART. 13.1 The duration of the Joint Venture shall be 30 years. The date of establishment of the Joint Venture shall be the date of issuance of the business license. The duration can be prolonged, pursuant to the terms and conditions of the Articles of Association for the Joint Venture.

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      CHAPTER 14: DISPOSAL OF ASSETS UPON LIQUIDATION OF THE JOINT VENTURE
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ART. 14.1 Upon termination of the Joint Ventures, liquidation shall be carried out according to relevant laws and regulations and the procedures and substantive rights of the Parties as set forth in the Articles of Association for the Joint Venture. The liquidated assets shall be distributed in proportion to the capital contribution made by Party A and the Foreign Party.

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                              CHAPTER 15: INSURANCE
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ART. 15.1 The Joint Venture shall maintain appropriate insurance policies with an insurance company in P.R. China. The types, value and duration of insurance shall be decided by the board of directors in accordance with the standards of the insurance company in P.R. China. The Joint Venture should maintain the insurance for all staff and workers in the local labor management department.

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          CHAPTER 16. AMENDMENT, ALTERATION AND TERMINATION OF CONTRACT
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ART. 16.1 Any amendment to this Contract or its appendices shall come into force only by written agreement signed by Party A and the Foreign Party and approved by the original examination and approval authority.

ART. 16.2 Should it become impossible to fulfill this Contract as a result of force majeure, or should it become not possible to continue the operations of the Joint Venture as a result of heavy losses sustained by the Joint Venture in successive years, the Joint Venture and this Contract may be terminated prior to the date of expiration if unanimously decided by the board of directors and approved by the original examination and approval authority. The registration of the Joint Venture must then be canceled at the original registration office. The
Joint Venture may be terminated prior to its expiration date in the event that both Parties agree that termination of the Joint Venture is the mutual and the best interest of the Parties.

ART. 16.3 If due to any one Party being unable to fulfill the obligations of this Contract and the Articles of Association, and if for that reason the Joint
Venture Company cannot continue its normal business or cannot reach its goals as set forth in the Contract, then the Contract shall be deemed to have been stopped by the Party who made the violation. The other Party has the right to claim damage and to apply for the termination of the Contract and the Joint
Venture pursuant to the terms and provisions of the Articles of Association for the Joint Venture.

ART. 16.4 In the event that the Joint Venture intends to merge with or acquire another production enterprise or economic organization in the future, approval by all the Parties shall be required.

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                 CHAPTER 17: LIABILITIES FOR BREACH OF CONTRACT
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ART. 17.1 Should any of the Parties fail to pay on schedule its capital contributions subscribed as herefore, it shall, from the first month of delay, pay monthly interest to the Joint Venture Company at the rate of 10% per annum and a 0.5% penalty to the other Party, calculated on the default amount. If the
Party still fails to pay its capital contributions for more than three consecutive months, the other Party has the right to make a claim for damages according to the ART 17.2.

ART. 17.2 Should it become impossible to fulfill all or part of this Contract and its annexes due to the fault of either Party, the Party at fault shall bear the responsibilities for such breach of contract. Should both Parties be at fault, each Party shall bear its responsibilities according to the actual situation.

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                            CHAPTER 18: FORCE MAJEURE
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ART. 18.1 Should the performance of this Contract be directly affected or should it become impossible to perform this Contract in accordance with the prescribed terms as a result of a force majeure event such as earthquake, typhoon, flood, fire, war, civil disorder, unforeseeable events where the occurrences and consequences are unpreventable and unavoidable without limitation, the Party affected by such event shall notify the other Party by telegram or facsimile without any delay in accordance with the terms and provisions of the Articles of
Association for the Joint Venture, and provide the detailed information on such event and a valid certification document giving reasons for such Party's inability to perform all or part of this Contract or its delay of the performance.

ART. 18.2 If possible, the said document shall be issued by a notary public office at the location where the force majeure event occurs. The Parties shall decide through consultations, as governed by the Articles of Association for the
Joint Venture, whether to terminate this Contract or to waive part of the obligations to be performed under this Contract or to delay the performance of this Contract according to the effects of the force majeure event on the performance of this Contract.

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                           CHAPTER 19: APPLICABLE LAW
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ART. 19.1 The execution, validity, interpretation and performance of this
Contract and dispute resolution under this Contract shall be governed and protected by the laws of the P.R. China.

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                         CHAPTER 20: DISPUTE RESOLUTION
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ART. 20.1 Any disputes arising from the execution of or in connection with this
Contract shall resolved in accordance with the terms and provisions of the
Articles of Association for the Joint Venture.

ART. 20.2 When the dispute, controversy or claim arising out of or in connection with this Contract are being resolved either through friendly consultation or through arbitration, the Parties should take the interest of the whole into account and shall not hinder or affect the performance of the provisions other than in dispute, so as to guarantee the smooth operation of the Joint Venture to the extent possible.

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                              CHAPTER 21. LANGUAGE
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ART. 21.1 This Contract is written in Chinese and English versions, both languages are equally authentic.

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         CHAPTER 22: EFFECTIVENESS OF CONTRACT AND MISCELLANEOUS MATTERS
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ART. 22.1 This Contract and its annexes shall become effective upon approval by the original examination and approval authority. The same applies in event of amendment.

ART. 22.2 This Contract together with its annexes constitute the entire agreement of the Parties with respect of the subject matters hereof and shall supersede all prior agreements between the Parties with respect to the matters hereof.

ART. 22.3 The Parties shall take all such efforts to carry out the purposes of this Contract and its annexes. Neither Party shall take any action that might have an adverse competitive effect of adverse consequence on the operation of the Joint Venture.

ART. 22.4 Any waiver by either Party at any time of a breach of any term or provision of this Contract shall not be construed as a waiver b such a Party of any subsequent breach, its rights to such term or provision, or any of its other rights hereunder.

ART. 22.5 If any one or more of the provisions contained in this Contract or the annexes hereto shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity legality and enforceability of the remaining provision contained herein or therein shall not in any way be affected or impaired.

ART. 22.6 Unless otherwise specifically provided, notices or other communications to either Party required or permitted hereunder shall be: (a)
personally delivered; (b) transmitted by postage prepaid registered airmail or by international courier; or (c) transmitted by telex or facsimile with answerback or followed by registered airmail or air courier. The addresses of the Parties listed in this Contract shall be their respective mailing addresses and their respective facsimile numbers.

ART. 22.7 In witness whereof the Parties have signed this Contract on January 2,
2000 in Henan by their duly authorized representatives in four originals, each
Party receiving one original in each version, Chinese and English.

The Chinese Party                                           The Foreign Party

/s/                                                         /s/